UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

US AIRWAYS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

US AIRWAYS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2009, US Airways, Inc. (the “Company”) and US Airways Group, Inc. entered into a Mutual Asset Purchase and Sale Agreement (the “Mutual APA”) with Delta Air Lines, Inc. (“Delta”). Upon the terms and subject to the conditions provided for in the Mutual APA, the Company will transfer to Delta certain assets related to flight operations at LaGuardia Airport in New York, New York, including 125 pairs of slots currently used to provide US Airways Express service at LaGuardia, and Delta will transfer to the Company certain assets related to flight operations at Reagan National Airport in Washington, D.C., including 42 pairs of slots, and the authority to serve Sao Paulo, Brazil and Tokyo, Japan. One slot equals one take-off or landing, and each pair of slots equals one roundtrip flight. The Mutual APA is structured as two simultaneous asset sales and is expected to be cash neutral to the Company. The closing of the transactions contemplated by the Mutual APA is subject to the receipt of customary and necessary closing conditions, including approvals from a number of government agencies including the U.S. Department of Justice, the U.S. Department of Transportation, the Federal Aviation Administration and The Port Authority of New York and New Jersey.

Item 7.01.	Regulation FD Disclosure.

On August 12, 2009 the Company disseminated a press release announcing the execution of the Mutual APA, which press release is furnished herewith as Exhibit 99.1 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.

Date: August 12, 2009	By:	/s/ Derek J. Kerr

	Name:	Derek J. Kerr
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways, Inc.

Date: August 12, 2009	By:	/s/ Derek J. Kerr

	Name:	Derek J. Kerr
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release dated August 12, 2009